UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 13, 2026

GCI LIBERTY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42742	36-5128842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A GCI Group Common Stock	GLIBA	The Nasdaq Stock Market LLC
Series C GCI Group Common Stock	GLIBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On February 13, 2026, GCI Liberty, Inc., a Nevada corporation (the “Company”), received a notice from the administrator of the GCI 401(k) Plan (the “Plan”) that stated that the Company’s Series C GCI Group common stock held in the Plan in a stock fund (the “GCI Group common stock fund”) will be entering a blackout period due to the liquidation of the Company’s GCI Group common stock from the Plan following its removal as an investment option under the Plan.

The blackout is necessary to effect the liquidation of the Company’s GCI Group common stock held in the GCI Group common stock fund under the Plan. During the blackout, transactions affecting investments in the Company’s Series C GCI Group common stock in the GCI Group common stock fund will be suspended, and participants will be restricted from exercising account activities with respect to this investment alternative under the Plan. The liquidation remains subject to certain administrative procedures and is anticipated to occur in the first quarter of 2026, and the Plan administrator provided a notice stating that the blackout under the Plan is expected to begin at 4:00 p.m. ET on March 16, 2026 and is expected to end on or about March 20, 2026. As a result, the SOX blackout is expected to begin at 4:00 p.m. ET on March 16, 2026 and is expected to end on or about March 20, 2026 but, it is possible that the liquidation may be delayed, in which case, the Company will provide notice of changes to the anticipated SOX blackout period.

In accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, on February 13, 2026, the Company sent a notice to its directors and executive officers notifying them of the blackout period to be imposed on the Plan and certain trading prohibitions with respect to the Company’s Series A GCI Group common stock, Series B GCI Group common stock and Series C GCI Group common stock to which they will be subject during the blackout period. A copy of the notice that was sent by the Company to these individuals is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Inquiries relating to the blackout period may be directed to Renee Wilm or Brittany Uthoff in the Legal Department by telephone at 720-875-5900 or by mail at 12300 Liberty Boulevard, Englewood, CO 80112.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Notice Under Rule 104 of Regulation BTR, dated February 13, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2026

GCI LIBERTY, INC.

By:	/s/ Brittany A. Uthoff
	Name:	Brittany A. Uthoff
	Title:	Vice President and Assistant Secretary